UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	74-3113410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Palo Alto Square, 525 University Avenue, Suite 700
Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not yet assigned

Securities to be registered pursuant to Section 12(g) of the Act: warrants to purchase common stock

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” of the Prospectus included in the Registrant’s Registration Statement filed with the Securities and Exchange Commission on July 14, 2005 (as amended, the “Registration Statement”) and is incorporated herein by reference.

Item 2. Exhibits.

Number	Description
a	Articles of Amendment and Restatement of the Articles of Incorporation of Hercules Technology Growth Capital, Inc (Incorporated by reference to Exhibit a to the Registration Statement.).

b	Amended and Restated Bylaws of Hercules Technology Growth Capital, Inc. (Incorporated by reference to Exhibit b to the Registration Statement.)

d	Form of certificate representing shares of common stock, par value $.001 per share, for Hercules Technology Growth Capital, Inc. (Incorporated by reference to Exhibit d to the Registration Statement.)

k.2	Warrant Agreement dated June 22, 2004 between the Company and American Stock Transfer & Trust Company, as warrant agent. (Incorporated by reference to Exhibit k.2 to the Registration Statement.)

k.4	Registration Rights Agreement dated June 22, 2004 between the Company and JMP Securities LLC. (Incorporated by reference to Exhibit k.4 to the Registration Statement.)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/S/ MANUEL A. HENRIQUEZ
Name: Manuel A. Henriquez Title: Chief Executive Officer

Date: July 14, 2005